June 2015 Issuer Free Writing Prospectus Registration Statement No. 333-200212 Dated June 10, 2015 Filed pursuant to Rule 433

STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Auto-Callable Uncapped Trigger Securities due on or about July 6, 2018

$•   Based on the Value of the S&P 500® Index

Principal at Risk Securities

The Auto-Callable Uncapped Trigger Securities (the “securities”) offer exposure to the performance of the S&P 500® Index (the “underlying index”), subject to early redemption. If the closing level of the underlying index is equal to or greater than the call threshold level on any call observation date, the securities will be redeemed early (an “early redemption”) for an amount per security equal to 120.00% of the stated principal amount (the “early redemption payment”). The securities are for investors who are willing to risk their principal and forgo current income at maturity in exchange for the leverage feature, which applies only if an early redemption does not occur and applies only to the positive performance of the underlying index. If the securities are not redeemed early, at maturity, if the closing level of the underlying index on the valuation date (the “final level”) is less than the trigger level, the investor is fully exposed to a loss of their initial investment that is proportionate to the decline in the closing level of the underlying index from the pricing date to the valuation date (the “underlying return”). If the securities are not redeemed early, at maturity, if the underlying return is positive, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the underlying index. Accordingly, the securities do not guarantee any return of principal at maturity. The securities are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS”), and all payments on the securities are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose some or all of your initial investment.

SUMMARY TERMS
Issuer:	UBS AG, London Branch
Underlying index:	S&P 500® Index
Aggregate principal amount:	$•
Stated principal amount:	$10 per security
Issue price:	$10 per security (see “Commissions and issue price” below), offered at a minimum investment of 100 securities (representing a $1,000 investment)
Denominations:	$10 per security and integral multiples thereof
Interest:	None
Pricing date:	Approximately June 30, 2015, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Original issue date:	Approximately July 6, 2015 (3 business days after the pricing date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Valuation date:	Approximately July 2, 2018 (to be determined on the pricing date and expected to be 36 months after the pricing date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Maturity date:	Approximately July 6, 2018 (to be determined on the pricing date and expected to be 3 business days after the valuation date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Early redemption:	If, on any call observation date, the closing price of the underlying index is equal to or greater than the call threshold level, the securities will be redeemed early and we will pay the early redemption payment on the first early redemption payment date following the related call observation date. No further payments will be made on the securities following an early redemption.
If the securities are redeemed early, you will receive only the early redemption payment, regardless of the actual appreciation of the underlying index, and you will not benefit from the leverage feature that applies to the payment at maturity if the final level is greater than the initial level. Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlying index had the securities not been automatically redeemed and instead remained outstanding until maturity.
Early redemption payment:	$12 per security, which is equal to 120.00% of the stated principal amount
Call observation date(s):	December 30, 2016, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Early redemption payment date(s):	With respect to each call observation date, the third business day after the related call observation date.
Payment at maturity:	■ If the underlying return is positive: $10 + leveraged upside payment.
■ If the underlying return is zero or negative and the final level is equal to or greater than the trigger level: The stated principal amount of $10

■

If the underlying return is negative and the final level is less than the trigger level:
$10 + ($10 × underlying return)
Under these circumstances, you will lose a significant percentage of your stated principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Underlying return:	The quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:
(final level – initial level) / initial level
Leveraged upside payment:	$10 × leverage factor × underlying return
Leverage factor:	1.175
Call threshold level:	•, which is equal to 120.00% of the initial level.
Trigger level:	•, which is equal to 85.00% of the initial level.
Initial level:	•, which is equal to the closing level of the underlying index on the pricing date, as determined by the calculation agent, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Final level:	The closing level of the underlying index on the valuation date, as determined by the calculation agent, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
CUSIP:	90274T791
ISIN:	US90274T7919
Listing:	The securities will not be listed on any securities exchange.
Agent:	UBS Securities LLC

Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security:	100%	2.50%(a)	97.00%
		+ 0.50%(b)
		3.00%
Total:	$•	$•	$•
(1)	UBS Securities LLC will purchase from UBS AG the securities at the price to public less a fee of $0.30 per $10.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:
(a)	a fixed sales commission of $0.25 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $0.05 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the securities as of the pricing date is expected to be between $9.40 and $9.70 for securities based on the value of the S&P 500® Index. The range of the estimated initial value of the securities was determined on the date of this free writing prospectus by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 14 and 15 of this free writing prospectus.

Notice to investors: the securities are significantly riskier than conventional debt instruments. If the securities are not redeemed early, the issuer is not necessarily obligated to repay the full stated principal amount of the securities at maturity, and the securities can have downside market risk similar to the underlying index. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the securities if you do not understand or are not comfortable with the significant risks involved in investing in the securities.

You should carefully consider the risks described under “Risk Factors” beginning on page 14 and under “Risk Factors” beginning on page PS-21 of the product supplement before purchasing any securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your securities. You may lose some or all of your initial investment in the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this free writing prospectus, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Auto-Callable Uncapped Trigger Securities due on or about July 6, 2018
$• Based on the Value of the S&P 500® IndexPrincipal at Risk Securities

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus as supplemented by a product supplement for the securities and an index supplement for various securities we may offer, including the Auto-Callable Uncapped Trigger Securities) with the Securities and Exchange Commission, or SEC, for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

■	Product supplement dated June 10, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000139340115000328/c412441_6901109-424b2.htm

■	Index supplement dated November 14, 2014:

http://www.sec.gov/Archives/edgar/data/1114446/000119312514413492/d818855d424b2.htm

■	Prospectus dated November 14, 2014:

http://www.sec.gov/Archives/edgar/data/1114446/000119312514413375/d816529d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Auto-Callable Uncapped Trigger Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated November 14, 2014, references to the “accompanying index supplement” mean the UBS index supplement, dated November 14, 2014 and references to the “accompanying product supplement” mean the UBS product supplement titled “Auto-Callable Products”, dated June 10, 2015.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

June 2015

Auto-Callable Uncapped Trigger Securities due on or about July 6, 2018
$• Based on the Value of the S&P 500® IndexPrincipal at Risk Securities

Investment Overview
Auto-Callable Uncapped Trigger Securities

The Auto-Callable Uncapped Trigger Securities Based on the Value of the S&P 500® Index due on or about July 6, 2018 can be used:

■	To provide an opportunity for investors to earn the early redemption payment, which is an amount equal to $12.00 (equivalent to 120.00% of the stated principal amount) per security, if the closing level of the underlying index on any call observation date is greater than or equal to the call threshold level.
■	As an alternative to direct exposure to the underlying index that, if not redeemed early, enhances the return on any positive performance of the underlying index; however, by investing in the securities, you will not be entitled to receive any dividends paid with respect to the stocks comprising the underlying index (the “underlying equity constituents”) or any interest payments. You should carefully consider whether an investment that does not provide for dividends or interest payments is appropriate for you.
■	If the securities are not redeemed early, to enhance returns and outperform the underlying index.
■	If the securities are not redeemed early, to leverage returns by a factor of 1.175. In this scenario, investors will achieve similar levels of upside exposure to the underlying index as a direct investment while using fewer dollars by taking advantage of the leverage factor.
■	If the securities are not redeemed early, to provide a return of your stated principal amount in the event that the underlying return is negative and the final level is equal to or greater than the trigger level.

Maturity:	Approximately 36 months
Leverage factor:	1.175 (applicable only if the securities are not redeemed early and the final level is greater than the initial level)
Call threshold level:	120.00% of the initial level
Trigger level:	• , which is equal to 85.00% of the initial level
Early redemption payment:	$12.00, which is 120.00% of the stated principal amount per security
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities.
Interest:	None
Listing:	The securities will not be listed on any securities exchange
Key Investment Rationale

If the closing level of the underlying index on any call observation date is greater than or equal to 120.00% of the initial level, the securities will be redeemed early for an amount per security equal to $12.00 (equivalent to 120.00% of the stated principal amount). If the securities are not redeemed early, investors can use the securities to leverage returns by a factor of 1.175 and obtain contingent protection against a loss of principal in the event that the underlying return is negative and the final level is equal to or greater than the trigger level.

Investors will not be entitled to receive any dividends paid with respect to the underlying equity constituents. You should carefully consider whether an investment that does not provide for dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the securities.

Early Redemption Feature	On any call observation date, if the closing level of the underlying index is greater than or equal to the call threshold level, the securities will be redeemed for an amount per security equal to the early redemption payment. No further payments will be made on the securities after they have been redeemed. If the securities are redeemed early, you will receive only the early redemption payment, regardless of the actual appreciation of the underlying index, and you will not benefit from the leverage feature that applies to the payment at maturity if the final level is greater than the initial level. Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlying index had the securities not been automatically redeemed and instead remained outstanding until maturity.

Performance at Maturity	If the securities are not redeemed early, the securities offer investors an opportunity to capture enhanced returns on any positive performance of the underlying index relative to a direct investment in the underlying index.

Trigger Feature	If the securities are not redeemed early, at maturity, if the underlying return of the securities is negative and the final level is equal to or greater than the trigger level, you will receive your stated principal amount.

Upside Scenario	If the securities are not redeemed early and the underlying return is positive, at maturity, the securities redeem for the stated principal amount of $10 plus the leveraged upside payment.

June 2015

Auto-Callable Uncapped Trigger Securities due on or about July 6, 2018
$• Based on the Value of the S&P 500® IndexPrincipal at Risk Securities

Par Scenario	If the securities are not redeemed early, the underlying return is zero or negative and the final level is equal to or greater than the trigger level, at maturity you will receive the full stated principal amount at maturity even though the level of the underlying index has depreciated.

Downside Scenario	If the securities are not redeemed early, the underlying return is negative and the final level is less than the trigger level, at maturity you will receive less than 85.00% of the stated principal amount, if anything, resulting in a loss of your initial investment proportionate to the underlying return. For example, if the underlying return is -35%, the securities will redeem for $6.50, or 65% of the stated principal amount. There is no minimum payment on the securities and you could lose all of your initial investment.

June 2015

Auto-Callable Uncapped Trigger Securities due on or about July 6, 2018
$• Based on the Value of the S&P 500® IndexPrincipal at Risk Securities

Investor Suitability

The securities may be suitable for you if:

■	You fully understand the risks inherent in an investment in the securities, including the risk of loss of all of your initial investment.
■	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying index or the underlying equity constituents.
■	You believe the final level of the underlying index will be equal to or greater than the trigger level and, if the final level is less than the trigger level, you can tolerate receiving a payment at maturity that will be significantly less than the stated principal amount and may be zero.
■	You believe the level of the underlying index will appreciate over the term of the securities.
■	You believe the closing level of the underlying index on the specified call observation date is likely to be equal to or greater than the call threshold level.
■	You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying index.
■	You do not seek current income from your investment and are willing to forego dividends paid on any underlying equity constituents.
■	You are willing and able to hold the securities to maturity, a term of approximately 36 months, and accept that there may be little or no secondary market for the securities.
■	You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.
■	You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

■	You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of all of your initial investment.
■	You require an investment designed to provide a full return of principal at maturity.
■	You are not willing to make an investment that may have the same downside market risk as an investment in the underlying index or the underlying equity constituents.
■	You believe that the level of the underlying index will decline during the term of the securities and that the final level is likely to be less than the trigger level.
■	You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying index.
■	You seek current income from your investment or prefer to receive the dividends paid on the underlying equity constituents.
■	You are unable or unwilling to hold the securities to maturity, a term of approximately 36 months, and seek an investment for which there will be an active secondary market.
■	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

June 2015

Auto-Callable Uncapped Trigger Securities due on or about July 6, 2018
$• Based on the Value of the S&P 500® IndexPrincipal at Risk Securities

Fact Sheet

The securities offered are unsubordinated, unsecured debt securities issued by UBS, will pay no interest, do not guarantee any return of principal at maturity and are subject to the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this free writing prospectus. On any call observation date, if the closing level of the underlying index is greater than the call threshold level, the securities will be redeemed early and an investor will receive for each security the investor holds an amount in cash equal to the early redemption payment. If the securities are not redeemed early, at maturity, an investor will receive for each security that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount based upon (i) the underlying return and (ii) whether the final level is greater than, equal to or less than the trigger level. The securities do not guarantee any return of principal at maturity. All payments on the securities are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amount owed to you under the securities and in extreme situations, you could lose all of your initial investment.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Call observation date(s):	Valuation date:	Maturity date:
Approximately June 30, 2015	Approximately July 6, 2015 (3 business days after the pricing date)	December 30, 2016, subject to postponement for non-trading days and certain market disruption events	Approximately July 2, 2018 (36 months after the pricing date)	Approximately July 6, 2018 (3 business days after the valuation date)

Key Terms
Issuer:	UBS AG, London Branch
Underlying index:	S&P 500® Index
Aggregate principal amount:	$•
Stated principal amount:	$10 per security
Issue price:	$10 per security, offered at a minimum investment of 100 securities (representing a $1,000 investment)
Denominations:	$10 per security and integral multiples thereof
Interest:	None
Payment at maturity:	■ If the underlying return is positive: $10 + leveraged upside payment.
■ If the underlying return is zero or negative and the final level is equal to or greater than the trigger level: The stated principal amount of $10

■

If the underlying return is negative and the final level is less than the trigger level:
$10 + ($10 x underlying return)
Under these circumstances, you will lose a significant percentage of your stated principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Early redemption:	If, on any call observation date, the closing price of the underlying index is equal to or greater than the call threshold level, the securities will be redeemed early and we will pay the early redemption payment on the first early redemption payment date following the related call observation date. No further payments will be made on the securities following an early redemption.
If the securities are redeemed early, you will receive only the early redemption payment, regardless of the actual appreciation of the underlying index, and you will not benefit from the leverage feature that applies to the payment at maturity if the final level is greater than the initial level. Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlying index had the securities not been automatically redeemed and instead remained outstanding until maturity.
Early redemption payment:	$12 per security, which is equal to 120.00% of the stated principal amount
Early redemption payment date(s):	With respect to each call observation date, the third business day after the related call observation date
Underlying return:	The quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:
(final level - initial level) / initial level
Leveraged upside payment:	$10 × leverage factor × underlying return
Leverage factor:	1.175
Call threshold level:	•, which is equal to 120.00% of the initial level.
Trigger level:	•, which is equal to 85.00% of the initial level.
Initial level:	•, which is equal to the closing level of the underlying index on the pricing date, as determined by the calculation agent.
Final level:	The closing level of the underlying index on the valuation date, as determined by the calculation agent.
Risk factors:	Please see “Risk Factors” beginning on page 14.

June 2015

Auto-Callable Uncapped Trigger Securities due on or about July 6, 2018
$• Based on the Value of the S&P 500® IndexPrincipal at Risk Securities

General Information
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	90274T791
ISIN:	US90274T7919
Tax considerations:	The United States federal income tax consequences of your investment in the securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-54 of the accompanying product supplement and discuss the tax consequences of your particular situation with your tax advisor.
There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Pursuant to the terms of the securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize your securities as a pre-paid derivative contract with respect to the underlying index. If your securities are so treated, if you hold your securities for more than one year you should generally recognize long-term capital gain or loss (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less) upon the sale, exchange or settlement at maturity of your securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your securities.
In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially from the treatment described above, as described further under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-56 of the accompanying product supplement, and that the timing and character of income or loss on your securities could be materially and adversely affected.
The Internal Revenue Service (“IRS”), for example, might assert that the securities should be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash), or that you should be required to recognize taxable gain on any rebalancing or rollover of the underlying index.
In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument similar to the securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-54 of the accompanying product supplement, unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.
Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities purchased after the bill was enacted to accrue interest income over the term of the securities despite the fact that there will be no interest payments over the term of the securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.

June 2015

Auto-Callable Uncapped Trigger Securities due on or about July 6, 2018
$• Based on the Value of the S&P 500® IndexPrincipal at Risk Securities

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.
Specified Foreign Financial Assets. United States holders that are individuals (and, to the extent provided in future regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their U.S. federal income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stock or other securities issued by foreign persons and any other financial instrument or contract that has an issuer or counterparty that is not a U.S. person. Individuals that fail to provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the securities.
Non-U.S. Holders. Subject to Section 871(m) of the Code and FATCA (as discussed below), if you are not a United States holder, you should generally not be subject to United States withholding tax with respect to payments on your securities and you should not be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements as to your foreign status including providing us (and/or the applicable withholding agent) with a validly executed and fully completed applicable IRS Form W-8. Gain from the sale or exchange of a security or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied, or has certain other present or former connections with the United States.
We will not attempt to ascertain whether the issuer of any underlying equity constituents would be treated as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a sale, exchange, redemption or other taxable disposition of the security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 10% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any underlying equity constituents as a United States real property holding corporation or the securities as United States real property interests.
Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations (if finalized in their current form), certain payments or deemed payments with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks (including the underlying equity constituents of the underlying index) may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these proposed regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. If adopted in their current form, the proposed regulations may impose a withholding tax on payments or deemed payments made on the securities on or after January 1, 2016 that are treated as dividend equivalents for securities acquired on or after March 5, 2014. Under a recent IRS Notice, IRS announced that the IRS and the Treasury Department intend that final Treasury regulations will provide that “specified ELIs” will exclude equity-linked instruments issued prior to 90 days after the date the final Treasury regulations are published. Accordingly, we generally expect that non-U.S. holders of the securities should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to the securities under these proposed rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying index. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld.

June 2015

Auto-Callable Uncapped Trigger Securities due on or about July 6, 2018
$• Based on the Value of the S&P 500® IndexPrincipal at Risk Securities

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final and temporary Treasury regulations, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain foreign pass-thru payments made after December 31, 2016 (or, if later, the date that final regulations defining the term “foreign pass-thru payment” are published). Pursuant to these Treasury regulations, withholding tax under FATCA would not be imposed on foreign pass-thru payments pursuant to obligations that are executed on or before the date that is six months after final regulations regarding such payments are published (and such obligations are not subsequently modified in a material manner) or on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.
Significant aspects of the application of FATCA are not currently clear. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their securities through a foreign entity) under the FATCA rules.
Proposed Legislation
In 2007, legislation was introduced in Congress that, if enacted, could have required holders of securities purchased after the bill was enacted to accrue interest income over the term of the securities despite the fact that there will be no interest payments over the term of the securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.
Furthermore, in 2013, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.
Prospective purchasers of the securities are urged to consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC, a wholly-owned subsidiary of UBS AG
Use of proceeds and hedging:	We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.
In connection with the sale of the securities, we or our affiliates may enter into hedging transactions involving the execution of swaps, futures and option transactions on the underlying index or purchases and sales of securities or index constituents before, on and/or after the pricing date of the securities. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.
We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

June 2015

Auto-Callable Uncapped Trigger Securities due on or about July 6, 2018
$• Based on the Value of the S&P 500® IndexPrincipal at Risk Securities

The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities at maturity. See “Risk Factors” beginning on page 14 of this document for a discussion of these adverse effects.
Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):	Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $0.30 per $10.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) with an underwriting discount of $0.30 reflecting a fixed structuring fee of $0.05 and a fixed sales commission of $0.25 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells.
UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with this offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.
Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 14 and 15 of this free writing prospectus.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley Wealth Management branch office or its principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number 1-(866)-477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the agent, if, within 30 days of the offering, the agent repurchases the securities distributed by such dealers.

This free writing prospectus represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying product supplement and prospectus related to this offering, which can be accessed via the hyperlinks on page 2 of this document.

June 2015

Auto-Callable Uncapped Trigger Securities due on or about July 6, 2018
$• Based on the Value of the S&P 500® IndexPrincipal at Risk Securities

How the Auto-Callable Uncapped Trigger Securities Work
Payment upon Early Redemption

The securities will be redeemed early if the closing level of the underlying index on any call observation date is equal to or greater than the call threshold level. If the securities are redeemed early, UBS will pay on the applicable early redemption payment date a cash payment per security equal to the early redemption payment of $12 (equivalent to 120.00% of the stated principal amount). Following an early redemption, no further amounts will be owed to you under the securities. If the securities are redeemed early, you will receive only the early redemption payment, regardless of the actual appreciation of the underlying index, and you will not benefit from the leverage feature that applies to the payment at maturity if the final level is greater than the initial level. Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlying index had the securities not been automatically redeemed and instead remained outstanding until maturity.

Payoff Diagram at Maturity

The payoff diagram below illustrates the payment at maturity, if the securities are not redeemed early, on the securities for a range of hypothetical percentage changes in the closing level of the underlying index.

Investors will not be entitled to receive any dividends paid with respect to the underlying equity constituents. You should carefully consider whether an investment that does not provide for dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the securities.

The graph is based on the following terms:

Stated principal amount:	$10 per security
Leverage factor:	1.175
Trigger level:	85.00% of the initial level
Minimum payment at maturity:	None

Securities Payoff Diagram

The underlying index
The securities
$12.00 early redemption payment (if securities are called early)
Enhanced Zone
$10 stated principal amount
$16
$14
$12
$10
$8
$6
$4
$2
$0
Payment at Maturity on the Securities
-100%
-80%
-60%
-40%
-15%
0%
20%
40%
60%
80%
Percentage Change in Closing Level

June 2015

Auto-Callable Uncapped Trigger Securities due on or about July 6, 2018
$• Based on the Value of the S&P 500® IndexPrincipal at Risk Securities

How it works
■	Early Redemption Scenario. If on any call observation date the closing level of the underlying index is equal to or greater than the call threshold level of 120.00%, the securities will be redeemed early and investors will receive the early redemption payment, which is an amount equal to $12.00 per security, for a 20% return. Following an early redemption, no further amounts will be owed to you under the securities.

If the securities are redeemed early, you will receive only the early redemption payment, regardless of the actual appreciation of the underlying index, and you will not benefit from the leverage feature that applies to the payment at maturity if the final level is greater than the initial level. Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlying index had the securities not been automatically redeemed and instead remained outstanding until maturity.
■	Upside Scenario. If the securities are not redeemed early and the underlying return is positive, investors will receive (a) the stated principal amount of $10 plus (b) the leveraged upside payment.
■	If the underlying return is 10.00%, investors will receive an 11.75% return, or $11.18 per security.
■	If the underlying return is 18.00%, investors will receive a 21.15% return, or $12.12 per security.
■	Par Scenario. If the securities are not redeemed early and the underlying return is zero or negative but the final level is equal to or greater than the trigger level, investors will receive an amount equal to the $10 stated principal amount.
■	If the underlying return is -5%, investors will receive an amount equal to the $10 stated principal amount.
■	Downside Scenario. If the securities are not redeemed early, the underlying return is negative and the final level is less than the trigger level, investors will receive an amount that is less than 85% of the $10 stated principal amount, if anything, resulting in a loss of your initial investment that is proportionate to the underlying return.
■	If the underlying return is -35%, investors would lose 35% of the stated principal amount and receive only $6.50 per security at maturity, or 65% of the stated principal amount. There is no minimum payment at maturity on the securities and investors may lose all of their initial investment.

June 2015

Auto-Callable Uncapped Trigger Securities due on or about July 6, 2018
$• Based on the Value of the S&P 500® IndexPrincipal at Risk Securities

Payment upon Early Redemption

If on any call observation date the closing level of the underlying index is equal to or greater than the call threshold level, investors will receive the early redemption payment. Following an early redemption, no further amounts will be owed to you under the securities.

If the securities are redeemed early, you will receive only the early redemption payment, regardless of the actual appreciation of the underlying index, and you will not benefit from the leverage feature that applies to the payment at maturity if the final level is greater than the initial level. Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlying index had the securities not been automatically redeemed and instead remained outstanding until maturity.

Payment at Maturity

If the securities are not redeemed early, at maturity, investors will receive for each $10 stated principal amount of securities that they hold an amount in cash based upon the underlying return of the underlying index on the valuation date, as determined as follows:

If the underlying return is positive:

$10 + leveraged upside payment.

Leveraged Upside Payment
Stated Principal Amount	Stated Principal Amount	Leverage Factor	Underlying Return
$10 +	[$10 ×	1.175 ×	(	Final Level - Initial Level Initial Level	)]

If the underlying return is zero or negative and the final level is equal to or greater than the trigger level:

the Stated Principal Amount of $10

If the underlying return is negative and the final level is less than the trigger level:

$10 + ($10 × Underlying Return)

Stated Principal Amount	Stated Principal Amount		Underlying Return
$10 +	[$10 ×	(	Final Level - Initial Level Initial Level	)]

Accordingly, if the final level is less than the trigger level, you will lose a significant percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

June 2015

Auto-Callable Uncapped Trigger Securities due on or about July 6, 2018
$• Based on the Value of the S&P 500® IndexPrincipal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and “Considerations Relating to Indexed Securities” in the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

■	The securities do not pay interest or guarantee return of the stated principal amount and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the return of any of the stated principal amount at maturity. If the securities are not redeemed early, UBS will only repay the stated principal amount of the securities at maturity if the final level is equal to or greater than the trigger level. If the underlying return is negative and the final level is less than the trigger level, you will lose a significant percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment. There is no minimum payment at maturity on the securities, and, you could lose a significant percentage of your principal amount and in extreme situations, you could lose all of your initial investment.
■	The leverage factor applies only if the securities are not redeemed early and you hold the securities to maturity. If your securities are not redeemed early, you should be willing to hold the securities to maturity. If you are able to sell the securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the leverage factor and the return you realize may be less than the leverage factor multiplied by the underlying return. You can receive the full benefit of the leverage factor from UBS only if the securities are not redeemed early and you hold the securities to maturity.
■	The contingent repayment of principal at maturity applies only at maturity. If your securities are not redeemed early, you should be willing to hold the securities to maturity. If you are able to sell the securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying index at that time is equal to or greater than the initial level.
■	Credit risk of UBS. The securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities, you could lose all of your initial investment.
■	If the securities are redeemed early, the appreciation potential of the securities is limited to the early redemption payment. If the closing level of the underlying index on the call observation date is greater than or equal to the call threshold level, the securities will be automatically redeemed. In this scenario, the appreciation potential of the securities is limited to the early redemption payment of $12 per security (120% of the stated principal amount) regardless of the actual appreciation of the underlying index (which may be significant), and no further payments will be made on the securities once they have been redeemed. In addition, if the securities are redeemed early, you will not benefit from the leverage feature that applies to the payment at maturity if the final level is greater than the initial level. Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlying index had the securities not been automatically redeemed and instead remained outstanding until maturity.
■	Market risk. The return on the securities, which may be positive or negative, is directly linked to the performance of the underlying index and indirectly linked to the performance of the underlying equity constituents. The level of the underlying index can rise or fall sharply due to factors specific to the underlying index or its underlying equity constituents, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market levels, interest rates and economic and political conditions.
■	Fair value considerations.
■	The issue price you pay for the securities will exceed their estimated initial value. The issue price you pay for the securities will exceed their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the pricing date, we will determine the estimated initial value of the securities by reference to our internal pricing models and it will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the level of the underlying index, the volatility of the underlying index and the expected dividends on the underlying equity constituents, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date will be less than the issue price you pay for the securities.
■	The estimated initial value is a theoretical price; the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

June 2015

Auto-Callable Uncapped Trigger Securities due on or about July 6, 2018
$• Based on the Value of the S&P 500® IndexPrincipal at Risk Securities

■	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.
■	Limited or no secondary market and secondary market price considerations.
■	There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
■	The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
■	Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying index; the volatility of the underlying index; the dividend rate paid on the underlying equity constituents; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.
■	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.
■	Owning the securities is not the same as owning the underlying equity constituents. The return on the securities may not reflect the return you would realize if you actually owned the underlying equity constituents. For example, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on the securities. In addition, as an owner of the securities, you will not have voting rights or any other rights that a holder of the underlying equity constituents would have.
■	No assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the level of the underlying index will rise or fall and there can be no assurance that the closing level of the underlying index will be equal to or greater than the call threshold level or, if the Securities are not redeemed early, that the underlying return will be positive or that the final level will be equal to or greater than the trigger level. The final level of the underlying index will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuers of the underlying equity constituents. You should be willing to accept the risks associated with the relevant markets tracked by the underlying index in general and each underlying equity constituent in particular, and the risk of losing some or all of your initial investment.

June 2015

Auto-Callable Uncapped Trigger Securities due on or about July 6, 2018
$• Based on the Value of the S&P 500® IndexPrincipal at Risk Securities

■	The underlying index reflects price return, not total return. The return on the securities is based on the performance of the underlying index, which reflects the changes in the market prices of the underlying equity constituents. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the underlying equity constituents. The return on the securities will not include such a total return feature or dividend component.
■	Adjustments to the underlying index could adversely affect the value of the securities. The publisher of the underlying index may add, delete or substitute the stocks that constitute the underlying index or make other methodological changes that could change the level of the underlying index. The publisher of the underlying index may discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
■	Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial level and the final level and whether the closing level of the underlying index on any call observation date is equal to or greater than the call threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at early redemption or at maturity. As UBS determines the economic terms of the securities, including the trigger level, call threshold level and leverage factor, and such terms include hedging costs, issuance costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of the securities in the secondary market.
■	UBS cannot control actions by the publisher of the underlying index and the publisher of the underlying index has no obligation to consider your interests. UBS and its affiliates are not affiliated with the publisher of the underlying index and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index. The publisher of the underlying index is not involved in the securities offering in any way and has no obligation to consider your interest as an owner of the securities in taking any actions that might affect the market value of the securities.
■	Potential UBS impact on price. Trading or transactions by UBS or its affiliates in the underlying equity constituents, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying index or underlying equity constituents may adversely affect the performance and, therefore, the market value of the securities.
■	Potential conflict of interest. UBS and its affiliates may engage in business related to the underlying index or underlying equity constituents, which may present a conflict between the obligations of UBS and you, as a holder of the securities. The calculation agent, an affiliate of the issuer, will determine whether the closing level of the underlying index on any call observation date is equal to or greater than the initial level, the final level and the payment at maturity based on the closing level of the underlying index on the valuation date. The calculation agent can postpone the determination of the final level or the maturity date if a market disruption event occurs and is continuing on the valuation date.
■	Affiliate research reports and commentary. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying index to which the securities are linked.
■	Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the securities. One or more of our affiliates have hedged our obligations under the securities and will carry out hedging activities related to the securities (and other instruments linked to the underlying index or the underlying equity constituents), including trading in underlying equity constituents, swaps, futures and options contracts on the underlying index as well as in other instruments related to the underlying index and the underlying equity constituents. Our affiliates also trade in the underlying equity constituents and other financial instruments related to the underlying index and the underlying equity constituents on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level and, as a result, could have increased the value at which the underlying index must close on any call observation date or the valuation date so that investors do not suffer a loss on their initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities, including on any call observation date and the valuation date, could adversely affect the level of the underlying index on any call observation date and the valuation date and, accordingly, the amount of cash, if any, an investor will receive.

June 2015

Auto-Callable Uncapped Trigger Securities due on or about July 6, 2018
$• Based on the Value of the S&P 500® IndexPrincipal at Risk Securities

■	Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the securities. Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the securities, into equity and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder.
■	Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should read carefully the section entitled “Tax considerations” on page 7 herein and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-54 of the accompanying product supplement and consult your tax advisor about your tax situation.

June 2015

Auto-Callable Uncapped Trigger Securities due on or about July 6, 2018
$• Based on the Value of the S&P 500® IndexPrincipal at Risk Securities

S&P 500® Index Overview

We have derived all information contained in this free writing prospectus regarding the S&P 500® Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by S&P Dow Jones Indices LLC, a division of The McGraw-Hill Companies, Inc. (“S&P Dow Jones Indices”), and/or its affiliates.

S&P Dow Jones Indices has no obligation to continue to publish the S&P 500® Index, and may discontinue publication of the S&P 500® Index at any time. The S&P 500® Index is determined, comprised and calculated by S&P without regard to the Securities.

The S&P 500® Index is published by S&P Dow Jones Indices. As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers – S&P 500® Index”, the S&P 500® Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500® Index is based on the relative value of the aggregate market value of the common stock of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Ten main groups of companies comprise the S&P 500® Index, with the percentage weight of each group in the index as a whole as of May 29, 2015 indicated below: Information Technology (20.1%), Financials (16.2%), Health Care (15.1%), Consumer Discretionary (12.5%), Industrials (10.2%), Consumer Staples (9.5%), Energy (8.0%), Materials (3.2%), Utilities (3.0%) and Telecommunication Services (2.3%).

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus.

Information as of market close on June 9, 2015:

Bloomberg Ticker Symbol:	SPX <Index>
Current Index Level:	2,080.15
52 Weeks Ago (on June 9, 2014):	1,951.27
52 Week High (on May 21, 2015):	2,130.82
52 Week Low (on October 15, 2014):	1,862.49

June 2015

Auto-Callable Uncapped Trigger Securities due on or about July 6, 2018
$• Based on the Value of the S&P 500® IndexPrincipal at Risk Securities

Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the underlying index for each quarter in the period from January 3, 2011 through June 9, 2015. The closing level of the underlying index on June 9, 2015 was 2,080.15. The graph below sets forth the daily closing levels of the underlying index for the period from January 2, 2004 through June 9, 2015. The dotted lines represent a hypothetical trigger level of 1,768.13 and a hypothetical call threshold level of 2,496.18, which are equal to 85.00% and 120.00% of the closing level of the underlying index on June 9, 2015, respectively. We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical closing levels of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the underlying index on the valuation date.

S&P 500® Index	High	Low	Period End
2011
First Quarter	1,343.01	1,256.88	1,325.83
Second Quarter	1,363.61	1,265.42	1,320.64
Third Quarter	1,353.22	1,119.46	1,131.42
Fourth Quarter	1,285.09	1,099.23	1,257.60
2012
First Quarter	1,416.51	1,277.06	1,408.47
Second Quarter	1,419.04	1,278.04	1,362.16
Third Quarter	1,465.77	1,334.76	1,440.67
Fourth Quarter	1,461.40	1,353.33	1,426.19
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,848.36	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter (through June 9, 2015)	2,130.82	2,059.69	2,080.15

June 2015

Auto-Callable Uncapped Trigger Securities due on or about July 6, 2018
$• Based on the Value of the S&P 500® IndexPrincipal at Risk Securities

Underlying Index Historical Performance – Daily Closing Levels From January 2, 2004 to June 9, 2015

Hypothetical Call Threshold Level (120% of the Hypothetical Initial Level)
Hypothetical Trigger Level (85% of the Hypothetical Initial Level)
3000
2500
2000
1500
1000
500
0
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015

June 2015